SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 7, 2005
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.
231 North Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On November 7, 2005 we will hold our first public presentation in connection with the offering of our shares of common stock to existing shareholders and the public at a per share price of $17.00 per share. The total offering amount is $10.0 million, but we will also have the right to issue up to approximately $2.0 million in additional shares to address any over-subscriptions in the offering. A schedule of our presentations can be found in our press release issued on October 28, 2005, and filed with a Form 8-K on November 1, 2005.
Slides of the presentation will be accessible through our web site, are attached as Exhibit 99.1 to this Form 8-K and are incorporated herein in their entirety by reference.
Item 9.01 — Financial Statements and Exhibits
     (a) Financial statements — not applicable.
     (b) Pro forma financial information — not applicable.
     (c) Exhibits:
          99.1 Public slide presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOUNTAIN COMMUNITY BANCORP
Dated: November 7, 2005	By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

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